   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2001

                                                      REGISTRATION NO. 333-51656
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                            ON FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TELECOMMUNICATION SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MARYLAND                                      52-1526369
         (State or other jurisdiction                         (I.R.S. Employer
      of Incorporation or organization)                     Identification No.)

               275 WEST STREET
             ANNAPOLIS, MARYLAND                                   21401
   (Address of principal executive offices)                      (Zip Code)

                     XYPOINT CORPORATION 2000 STOCK PLAN(1)
               XYPOINT CORPORATION 1997 STOCK PLAN, AS AMENDED(1)
                 XYPOINT CORPORATION 1995 STOCK OPTION PLAN(1)
                             (Full title of plans)

         (Name, address and telephone
         number of agent for service)                            (Copy to:)
               MAURICE B. TOSE                            WILBERT H. SIROTA, ESQ.
    PRESIDENT AND CHIEF EXECUTIVE OFFICER            PIPER MARBURY RUDNICK & WOLFE LLP
       TELECOMMUNICATION SYSTEMS, INC.                       6225 SMITH AVENUE
               275 WEST STREET                         BALTIMORE, MARYLAND 21209-3600
          ANNAPOLIS, MARYLAND 21401                            (410) 580-3000
                (410) 263-7616

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                            AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
                                             TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED            PER SHARE         OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $0.01 per share..................       543,718(2)               (3)                  (3)                  (3)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) The XYPOINT Corporation 2000 Stock Plan, XYPOINT Corporation 1997 Stock Plan, as amended, and XYPOINT Corporation 1995 Stock Option Plan were assumed by TeleCommunication Systems, Inc. pursuant to the Agreement and Plan of Reorganization, dated as of November 15, 2000, by and among TeleCommunication Systems, Inc., Windward Acquisition Corp., and XYPOINT Corporation.

(2) These shares were originally registered on the Registration Statement on Form S-4 filed on December 11, 2000, File No. 333-51656, to which this Amendment relates. Of the total 543,718 shares covered by this Amendment, 2,266 shares are issuable pursuant to outstanding options under the XYPOINT Corporation 1995 Stock Option Plan, assumed by TeleCommunication Systems, Inc., 525,328 shares are issuable pursuant to outstanding options under the XYPOINT Corporation 1997 Stock Plan, as amended, assumed by TeleCommunication Systems, Inc., and 16,124 shares are issuable pursuant to outstanding options under the XYPOINT Corporation 2000 Stock Plan, assumed by TeleCommunication Systems, Inc.

(3) All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement on Form S-4 on December 11, 2000, File No. 333-51656 to register 4,300,000 shares of TeleCommunication Systems, Inc. Class A Common Stock, par value $0.01 per share, issuable to shareholders of XYPOINT Corporation, including the 543,718 shares which may be issued pursuant to the Plans referred to above. See "Introductory Statement."
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             INTRODUCTORY STATEMENT

     TeleCommunication Systems, Inc. ("TCS" or the "Company") hereby amends its Registration Statement on Form S-4 (File No. 333-51656) by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 543,718 shares of Class A Common Stock, par value $0.01 per share, of the Company ("TCS Common Stock") issuable upon the exercise of stock options granted under the XYPOINT Corporation 2000 Stock Plan, assumed by TCS, the XYPOINT Corporation 1997 Stock Plan, as amended, assumed by TCS, and the XYPOINT Corporation 1995 Stock Option Plan, assumed by TCS (collectively, the "Plans").

     On November 15, 2000, TCS entered into an Agreement and Plan of Reorganization with XYPOINT Corporation, a Washington state corporation ("XYPOINT"), and Windward Acquisition Corp., a Washington state corporation ("Windward"), pursuant to which XYPOINT merged with and into Windward, a wholly-owned subsidiary of TCS (the "Merger"). As a result of the Merger, each outstanding share of XYPOINT common stock, par value $0.01 per share ("XYPOINT Common Stock") was converted into the right to receive 0.09064923 shares of TCS Common Stock at closing. In addition, each outstanding option issued pursuant to the Plans is no longer exercisable for shares of XYPOINT Common Stock, but instead constitutes an option to acquire, on the same terms and conditions as were applicable under such option immediately prior to the consummation of the Merger, that number of shares of TCS Common Stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of XYPOINT Common Stock for which such option was theretofore exercisable and (y) 0.09064923. The exercise price for each option shall be equal to the exercise price per share for such option immediately prior to the effective time of the Merger divided by
0.09064923 (rounded up to the nearest whole cent).

     The designation of the Post-Effective Amendment No. 1 as Registration No. 333-51656 denotes that the Post-Effective Amendment No. 1 relates only to the shares of TCS Common Stock issuable upon the exercise of stock options under the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 pursuant to the introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Prospectus filed on December 26, 2000, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), (File No. 333-51656));

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year of the financial statements included in the document referred to in (a) above; and

     (c) Description of Class A Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which (i) indicates that all securities offered under this Registration Statement have been sold or (ii) which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Maryland General Corporation Law ("MGCL"), Article Seventh, Paragraph (5) of the Registrant's Amended and Restated Articles of Incorporation ("Registrant's Charter") provides for indemnification of directors and officers of the Registrant, as follows:

     The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Registrant's Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     As permitted by the MGCL, Article Seventh, Paragraph (6) of the Registrant's Charter provides for limitation of liability of directors and officers of the Registrant, as follows:

     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
4.1       Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.1 to the Registration
          Statement on Form S-1, as amended (File No. 333-35522)).
4.2       Amended and Restated By-Laws (incorporated by reference to
          Exhibit No. 3.2 to the Registration Statement on Form S-1,
          as amended (No. 333-35522)).
5.1       Opinion of Piper Marbury Rudnick & Wolfe LLP (filed
          herewith).
23.1      Consent of Counsel (contained in Exhibit 5.1).
23.2      Consent of Independent Auditors to TeleCommunication
          Systems, Inc. (filed herewith).
23.3      Consent of Independent Auditors to XYPOINT Corporation
          (filed herewith).
24.1      Power of Attorney (filed herewith).

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on the 26th day of February, 2001.

                                          TELECOMMUNICATION SYSTEMS, INC.

                                          By:      /s/ MAURICE B. TOSE
                                            ------------------------------------
                                            Maurice B. Tose
                                              Chief Executive Officer, President
                                              and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

              /s/ MAURICE B. TOSE                     Chief Executive Officer,
------------------------------------------------    President and Chairman of the
                Maurice B. Tose                      Board (Principal Executive
                                                              Officer)               February 26, 2001

           /s/ THOMAS M. BRANDT, JR.                 Chief Financial Officer and
------------------------------------------------  Senior Vice President (Principal
             Thomas M. Brandt, Jr.                Financial and Accounting Officer)  February 26, 2001

     A majority of the Board of Directors (Maurice B. Tose, Clyde A. Heintzelman, Andrew C. Barrett, Richard A. Kozak, Weldon H. Latham, Byron F. Marchant, Timothy P. Bradley and Daniel Tseung).

Date: February 26, 2001                                  By: /s/ THOMAS M. BRANDT, JR.
                                                             ------------------------------------------
                                                             Thomas M. Brandt, Jr., Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
4.1       Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.1 to the Registration
          Statement on Form S-1, as amended (File No. 333-35522)).
4.2       Amended and Restated By-Laws (incorporated by reference to
          Exhibit No. 3.2 to the Registration Statement on Form S-1,
          as amended (File No. 333-35522)).
5.1       Opinion of Piper Marbury Rudnick & Wolfe LLP (filed
          herewith).
23.1      Consent of Counsel (contained in Exhibit 5.1).
23.2      Consent of Independent Auditors to TeleCommunication
          Systems, Inc. (filed herewith).
23.3      Consent of Independent Auditors to XYPOINT Corporation
          (filed herewith).
24.1      Power of Attorney (filed herewith).